Exhibit 10.41(a)
AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT
BETWEEN JETBLUE AIRWAYS CORPORATION AND ROBIN HAYES

This AMENDMENT NO. 1 (the “Amendment”) to the Employment Agreement, dated February 16, 2015 (the “Prior Agreement”), by and between JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the “Company”), and ROBIN HAYES (the “Executive”), is hereby entered into this 16 day of February, 2017.

WHEREAS, the Company and the Executive previously entered into the Prior Agreement; and

WHEREAS, the Company and the Executive desire to provide for the continued employment of the Executive on the terms and conditions contained in the Prior Agreement, as modified by this Amendment;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Section 2 of the Prior Agreement is replaced in its entirety by the following:

“2.    Term of Employment. The Executive’s employment under this Agreement commenced on February 16, 2015 (the “Effective Date”). On February 16, 2017, the Board exercised its discretion to extend the initial term of the Agreement (the “Term”), such that this Agreement shall terminate on the earlier of (i) July 31, 2021 or (ii) the termination of the Executive’s employment under this Agreement.”

2. Section 3(a) of the Prior Agreement is hereby amended to reflect the Executive’s annual base salary of $565,000, effective February 1, 2017.

3. All remaining terms of the Prior Agreement shall continue in full force and effect, as amended hereby.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officer pursuant to the authority of its board of directors, and the Executive has executed this Amendment, as of the date set forth above.

JET BLUE AIRWAYS CORPORATION

By:     /s/ Mike Elliott
    Mike Elliott
Chief People Officer

EXECUTIVE

/s/ Robin Hayes
Robin Hayes
Dated:    February 16, 2017